To: BANCO BILBAO VIZCAYAARGENTARIA, S.A., BANCO SANTANDER, S.A., CAIXABANK, S.A., EBN BANCO DE NEGOCIOS, S.A., INSTITUTO DE CREDITO OFICIAL, E.P.E., INSTITUT CATALA DE FINANCES, MORA BANC GRUP, S.A., COMPAN1A ESPANOLA DE FINANCIACION DEL DESARROLLO COFIDES, S.A., S.M.E. acting in its own name and on behalf of the FONDO PARA INVERSIONES EN EL EXTERIOR, F.C.P.J. (FIEX) as Lenders participating in the Standstill Agreement (as defined below)

1 March 2026

LETTER REQUESTING AMENDMENT

Dear Sirs:

We refer to:

(i)
the standstill agreement between Wall Box Chargers, S.L.U., Wallbox USA Inc., AR Electronic Solutions, S.L.U., Wallbox, N.V., Wallbox France SAS, Wallbox UK Limited, Wallbox Netherlands B.V., Wallbox Italy SRL, WBC Wallbox Chargers Deutschland GmbH, Wallbox ApS, Wallbox OY and the Participating Lenders, originally entered into on 9 October 2025 (as amended and/or restated from time to time, the “Standstill Agreement”); and
(ii)
the recapitalisation and comprehensive restructuring of the Group’s financial debt (the “Restructuring”), which is currently under negotiation.

1 BACKGROUND

In order to facilitate negotiations in good faith and the finalisation of the definitive documentation necessary to implement the Restructuring, an extension of the Standstill Period is requested on the terms described in this letter.

Unless otherwise stated, the terms defined in the Standstill Agreement have the same meaning in this letter.

In this letter, “Effective Date” refers to the date on which all Participating Lenders have countersigned this letter.

2 REQUEST FOR AMENDMENT

We request that, as Participating Lenders, you consent to the following: with effect from the Effective Date, paragraph (c) of the definition of “Termination Date” contained in Clause 1.1 of the Standstill Agreement shall be amended and replaced in its entirety by the following text:

"(c) 23:59 (CET) on 31 March 2026 (or such later date as may be agreed by all the Participating Lenders); or"

"(c) 23:59 (CET) on 31 March 2026 (or such later date as may be agreed by all the Participating Lenders); or"

3 CONTINUING OBLIGATIONS

The provisions of the Standstill Agreement, except as amended by this letter, shall remain in full force and effect.

Docusign Envelope ID: 2C1F48E33-BEDB-4EAA-A861-89AA308829CC

The Obligors

WALL BOX CHARGERS, S.L.U.

KFACAUFM9KIP

Name: Mr Enric Asunción Escorsa
Title: Authorised Representative

WALLBOX USA INC.

Name: Mr Enric Asuncion Escorsa
Title: Authorised Representative

AR ELECTRONIC SOLUTIONS, S.L.U.

Name: Mr Enric Asunción Escorsa

Title: Authorised Representative

WALLBOX, N.V.

Name: Mr Enric Asuncion Escorsa
Title: Authorised Representative

[Signature Page — Letter of Request for Amendment]

Docusign Envelope ID: 2C1F48B3-BEDB-4EAA-A861-89AA308829CC

WBC WALLBOX CHARGERS DEUTSCHLAND GMBH

...

Name: Mr Enric Asuncion Escorsa Title: Authorised Representative

WALLBOX ApS

Name: Mr EnricAsunción Escorsa

Title: Authorised Representative

WALLBOX OY

Name: Mr Enric Asunción Escorsa Title: Attorney

FSFGDARDPSANDD • .

11. Signature page — Letter requesting amendment

We accept and agree to the terms of this letter.

BANCO BILBAO VIZCAYA ARGENTARIA,

S.A.

as a Participating Lender

Date:

[Signature Page — Amendment Request Letter]

We accept and agree to the terms of this letter.

BANCO SANTANDER, S.A.

as Participating Lender

Date:

[Signature Page — Amendment Request Letter]

We accept and agree to the terms of this letter.

CAIXABANK, S.A.

as Participating Lender

Date:

'

[Signature Page — Letter of Request for Amendment]

We accept and agree to the terms of this letter.

EBN BANCO DE NEGOCIOS, S.A.

as Participating Lender

Date:

11th Floor — Application for Amendment

We accept and agree to the terms of this

OFFICIAL CREDIT INSTITUTE, E.P.E.

as Participating Lender

Date:

11-Signature — Letter of request for modification]

We accept and agree to the terms of this letter.

.
CATALAN INSTITUTE OF FINANCE
as Participating Lender
Date:

[Signature Page — Letter of Request for Modification]

We accept and agree to the terms of this letter.

MORA BANC GRUP, S.A.
as Participating Lender

Date:

Signature — Letter of Request for Amendment

We accept and agree to the terms of this letter.

DEL DESARROLLO COFIDES, S.A., S.M.E
as manager in its own name and on
the FUND FOR INVESTMENTS
ABROAD, F.C.P.J. (FIEX)
as a Participating Lender

Date: